UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 7, 2013

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS

New Employment Agreement with Edward G. Atsinger III

On March 7, 2013, Salem Communications Holding Corporation (“HoldCo”), a wholly-owned subsidiary of Salem Communications Corporation (the “Company”), approved a new employment agreement with Edward G. Atsinger III pursuant to which Mr. Atsinger will continue to serve as the Company’s Chief Executive Officer.  The Compensation Committee of the Board of Directors of the Company has also approved the terms of Mr. Atsinger’s agreement.  This new agreement became fully executed by all parties on March 7, 2013.

Mr. Atsinger’s current employment agreement with HoldCo is scheduled to expire on June 30, 2013.  The term of Mr. Atsinger’s new employment agreement will commence on July 1, 2013, and continue until June 30, 2016.  On July 1, 2013, Mr. Atsinger’s new employment agreement will supersede and replace the employment agreement entered into by HoldCo and Mr. Atsinger as of July 1, 2010.

The employment agreement provides that Mr. Atsinger will receive base salary at an annual rate of $925,000 in the first year of the term (from July 1, 2013 through June 30, 2014), $950,000 in the second year of the term (from July 1, 2014 through June 30, 2015), and $975,000 in the third year of the term (from July 1, 2015 through June 30, 2016).  Mr. Atsinger will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

Additional benefits under Mr. Atsinger’s employment agreement include: (a) a supplemental health benefit covering 100% of the cost (including full reimbursement for 100% of all travel costs and any income or employment taxes applicable to this supplemental coverage) of all vision, health and dental expenses incurred by Mr. Atsinger that are not otherwise covered by the Company’s medical benefits program, (b) an automobile allowance, (c) the right to receive the death benefit on a split-dollar life insurance policy pursuant to a separate Split Dollar Life Insurance Agreement entered into by Mr. Atsinger and the Company, and (d) payment by the Company for all regulatory filing fees associated with the exercise of stock options by Mr. Atsinger (including full reimbursement for any income or employment taxes applicable to the payment of such fees).

Mr. Atsinger’s employment agreement generally provides that if Mr. Atsinger’s employment is terminated as a result of a “disability” (as defined in the employment agreement), HoldCo will: (a) pay Mr. Atsinger the accrued portion of his salary and bonus through the termination date of the employment agreement, (b) pay a severance equal to 100% of Mr. Atsinger’s then-current base salary for a period of fifteen (15) months without offset of any disability payments Mr. Atsinger may receive, and (c) as of the termination date, accelerate 100% of the vesting of any then unvested or time-vested stock options previously granted to Mr. Atsinger by the Company.

If Mr. Atsinger’s employment is terminated without “cause” (as defined in the employment agreement), HoldCo will: (a) pay Mr. Atsinger as severance an amount equal to his then base salary for six (6) months or the remainder of the term of the employment agreement, whichever period is longer, and (b) if Mr. Atsinger dies prior to the expiration of the term, pay his estate an amount equal to the accrued portion of any salary and bonus for Mr. Atsinger through the termination date as well as continued coverage of Mr. Atsinger’s dependents under all applicable Company benefit plans or programs for a period of twelve (12) months from the termination date.

Mr. Atsinger’s employment agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

ITEM 9.01(c)

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(c)

Exhibits.  The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Employment Agreement with Edward G. Atsinger III dated as of July 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: March 8, 2013	By:/s/CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement with Edward G. Atsinger III dated as of July 1, 2013.